SECURITIES AND EXCHANGE COMMISSION
                  Washington, D. C.  20549


                          FORM 8-K
                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of
           the Securities Exchange Act of 1934


           Date of Report:  September 18, 1996
          (Date of earliest event reported)


                       S3 INCORPORATED
 (Exact name of registrant as specified in its charter)


                        Delaware
     (State or other jurisdiction of incorporation)


       0-21126                   77-0204341
  (Commission File              (IRS Employer
       Number)               Identification No.)


  2770 San Tomas Expressway, Santa Clara, CA     95051-0981
  (Address of principal executive offices)       (Zip Code)


 Registrant's telephone number, including area code: (415) 980-5400





Item 5.         Other Events.

On September 18, 1996, the Registrant issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.



Item 7.        Financial Statements and Exhibits.

     (c)  Exhibits

                   99.1  Press Release





                           Page 2


                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.









                       S3 INCORPORATED
                        (Registrant)



                    /s/George A. Hervey

                     GEORGE A. HERVEY

              Senior Vice President of Finance
                and Chief Financial Officer
        (Principal Financial and Accounting Officer)

                Dated:  September 21, 1996








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            EXHIBIT INDEX


Exhibit
Number                   Description

99.1                        Press Release

                           EXHIBIT 99.1
FOR MORE INFORMATION:

George Hervey                      Sandy O'Halloran
Sr. Vice President, Finance/CFO    Investor Relations
(408) 980-5400                     (408) 980-5401 X3599
                                   email: SandyOH@S3.com

S3 WEBSITE LOCATION:  http:\\www.S3.com

FOR IMMEDIATE RELEASE


              S3 ANNOUNCES SALE OF $103.5 MILLION OF CONVERTIBLE
                  SUBORDINATED NOTES


     SANTA CLARA, CALIF. - September 18, 1996 - S3 Incorporated
(Nasdaq:SIII) announced today that it sold in a private placement $90,000,000 aggregate principal amount of 5-3/4% Convertible Subordinated Notes due 2003. The initial purchasers have informed the Company that they have exercised in full an option to purchase an additional $13,500,000 aggregate principal amount of Notes to cover over-allotments. The closing of the sale of the additional Notes is expected to occur on Friday,September 20.

     The Notes are not callable for three years and will be convertible into S3 Common Stock at an initial conversion price of $19.22 per share.

     The net proceeds of the private placement are expected to be used to fund the final installment of the Company's investment in its foundry joint venture with United Microelectronics Corporation and Alliance Semiconductor Corporation and for working capital and other general corporate purposes.

     The Notes and the Common Stock issuable upon conversion thereof have not been registered under the United States Securities Act of 1933 and may not be offered or sold in the United States


                              Page 5

absent registration or an applicable exemption from registration requirements. The issuance of the Notes has been structured to allow secondary market trading under Rule 144A under the Securities Act of 1933.















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